Exhibit 99.1

Saia Reports Fourth Quarter Earnings per Share of $0.45

JOHNS CREEK, GA. – February 5, 2016 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported fourth quarter and full year 2015 results.  Diluted earnings per share were $0.45 for the fourth quarter and include a $0.04 per share positive impact from tax credits for the full year 2015, enacted in the fourth quarter.  The Company earned $0.53 per diluted share in the fourth quarter 2014.

Fourth Quarter 2015 Compared to Fourth Quarter 2014 Results

•	Revenues were $288 million, a 7% decrease
•	Operating income decreased 14% to $17.6 million
•	Net income fell 16% to $11.4 million
•	Diluted earnings per share were $0.45 compared to $0.53
•	Operating ratio of 93.9 compared to 93.4
•	LTL shipments were down 6.2% and LTL tonnage declined 8.9%
•	LTL revenue per hundredweight increased 2.1% despite the impact of lower year-over-year fuel surcharges

“Consistent with our strategy over the past several years, we continued to focus on yield improvement in the fourth quarter.  With effective mix management, we realized improvements in both our yield and revenue per shipment, despite weak industrial freight volumes.  We are closely managing costs across our organization and working to refine our processes to optimize all of our Company assets,” said Saia President and Chief Executive Officer, Rick O’Dell.

“While it is somewhat satisfying to report our fourth consecutive year of record earnings per share, we enter 2016 with some uncertainty with regarding the health of the industrial economy.  At Saia, we will continue to focus on the elements of the business we can control and stay the course towards delivering a strong value proposition to our customers,” O’Dell added.

2015 Results Compared to 2014 Results

•	Revenues were $1.2 billion, a 4% decrease
•	Operating income increased 5% to $90.0 million
•	Net income of $55.0 million rose 5.8%
•	Diluted earnings per share were $2.16 versus the $2.04 earned in 2014. Both years included a positive $0.04 per share impact from tax credits
•	Operating ratio improved 70 basis points to 92.6% from 93.3%
•	LTL revenue per hundredweight increased 3.2% on 4.0% fewer LTL shipments

Financial Position and Capital Expenditures

Total debt was $69.0 million at December 31, 2015 and inclusive of the cash on-hand, net debt to total capital was 13.9% at year end.  This compares to total debt of $83.0 million and net debt to total capital of 17.7% at December 31, 2014.

Net capital expenditures in 2015 were $113 million including equipment acquired with capital leases and excluding our acquisition of LinkEx in February.  This compares to $112 million in capital expenditures in 2014.  The Company currently plans net capital expenditures in 2016 of approximately $130 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-481-2877 or 719-325-2393 referencing conference ID #561452.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through April 1, 2016 at 2:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Saia, Inc. Fourth Quarter 2015 Results

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; the creditworthiness of our customers and their ability to pay for services; failure to achieve acquisition synergies; failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; competitive initiatives and pricing pressures, including in connection with fuel surcharge; loss of significant customers; the Company’s need for capital and uncertainty of the credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; changes in interpretation of accounting principles; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; terrorism risks; self-insurance claims and other expense volatility; increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; social media risks; cyber security risk; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$124	$4,367
Accounts receivable, net	124,222	128,367
Prepaid expenses and other (1)	34,642	37,442
Total current assets	158,988	170,176

PROPERTY AND EQUIPMENT:
Cost	995,514	891,145
Less: accumulated depreciation	456,335	407,505
Net property and equipment	539,179	483,640
OTHER ASSETS	31,026	13,169
Total assets	$729,193	$666,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$54,754	$42,388
Wages and employees' benefits	27,834	28,777
Other current liabilities	46,360	50,176
Current portion of long-term debt	12,432	9,138
Total current liabilities	141,380	130,479

OTHER LIABILITIES:
Long-term debt, less current portion	56,540	73,897
Deferred income taxes (1)	67,417	58,946
Claims, insurance and other	35,967	36,757
Total other liabilities	159,924	169,600

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	230,593	223,713
Deferred compensation trust	(3,102)	(2,189)
Retained earnings	200,373	145,357
Total stockholders' equity	427,889	366,906
Total liabilities and stockholders' equity	$729,193	$666,985

(1) - December 31, 2014 balances have been reclassified to conform with the December 31, 2015 adoption of the Financial Accounting Standards Board Accounting Standards Update 2015-17 regarding Balance Sheet Classification of Deferred Taxes.

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2015 and 2014
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarters		Years
	2015	2014	2015	2014
OPERATING REVENUE	$287,610	$309,648	$1,221,311	$1,272,321

OPERATING EXPENSES:
Salaries, wages and employees' benefits	164,356	162,854	670,173	639,633
Purchased transportation	13,399	22,214	70,611	99,610
Fuel, operating expenses and supplies	59,955	73,347	261,387	314,788
Operating taxes and licenses	9,238	9,027	37,003	36,028
Claims and insurance	6,488	6,912	26,832	37,563
Depreciation and amortization	16,495	14,758	65,020	59,022
Operating loss (gain), net	63	(36)	310	(16)
Total operating expenses	269,994	289,076	1,131,336	1,186,628

OPERATING INCOME	17,616	20,572	89,975	85,693

NONOPERATING EXPENSES:
Interest expense	981	1,007	4,107	4,564
Other, net	(76)	(50)	(95)	(99)
Nonoperating expenses, net	905	957	4,012	4,465

INCOME BEFORE INCOME TAXES	16,711	19,615	85,963	81,228
Income tax expense	5,324	6,046	30,947	29,237
NET INCOME	$11,387	$13,569	$55,016	$51,991

Average common shares outstanding - basic	24,972	24,624	24,919	24,505
Average common shares outstanding - diluted	25,483	25,565	25,471	25,463

Basic earnings per share	$0.46	$0.55	$2.21	$2.12
Diluted earnings per share	$0.45	$0.53	$2.16	$2.04

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2015 and 2014
(Amounts in thousands)
(Unaudited)
	Years
	2015	2014
OPERATING ACTIVITIES:
Net cash provided by operating activities	$142,714	$102,170
Net cash provided by operating activities	142,714	102,170

INVESTING ACTIVITIES:
Acquisition of business	(22,238)	–
Acquisition of property and equipment	(86,499)	(97,750)
Proceeds from disposal of property and equipment	818	2,905
Net cash used in investing activities	(107,919)	(94,845)

FINANCING ACTIVITIES:
Repayment of long-term debt	(7,143)	(7,143)
Repayment of revolving credit agreement, net	(30,466)	(3,317)
Proceeds from stock option exercises	2,533	7,623
Other financing activities	(3,962)	(280)
Net cash used in financing activities	(39,038)	(3,117)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,243)	4,208
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,367	159
CASH AND CASH EQUIVALENTS, END OF PERIOD	$124	$4,367

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$27,054	$16,886

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2015 and 2014
(Unaudited)

					Fourth Quarters
		Fourth Quarters		%	Amount/Workday		%
		2015	2014	Change	2015	2014	Change
Workdays					62	62

Operating ratio		93.9%	93.4%

Tonnage (1)	LTL	844	926	(8.9)	13.61	14.94	(8.9)
	TL	165	195	(15.1)	2.67	3.14	(15.1)

Shipments (1)	LTL	1,499	1,597	(6.2)	24.18	25.77	(6.2)
	TL	24	28	(15.3)	0.38	0.45	(15.3)

Revenue/cwt. (2)	LTL	$15.66	$15.33	2.1
	TL	$5.84	$6.16	(5.3)

Revenue/shipment (2)	LTL	$176.23	$177.72	(0.8)
	TL	$815.23	$858.96	(5.1)

Pounds/shipment	LTL	1,125	1,159	(2.9)
	TL	13,969	13,940	0.2

Length of Haul		775	773	0.3

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2015 and 2014
(Unaudited)

					Year Over Year
		Year Over Year		%	Amount/Workday		%
		2015	2014	Change	2015	2014	Change
Workdays					253	253

Operating ratio		92.6%	93.3%

Tonnage (1)	LTL	3,628	3,902	(7.0)	14.34	15.42	(7.0)
	TL	741	853	(13.2)	2.93	3.37	(13.2)

Shipments (1)	LTL	6,381	6,646	(4.0)	25.22	26.27	(4.0)
	TL	106	122	(13.3)	0.42	0.48	(13.3)

Revenue/cwt. (2)	LTL	$15.44	$14.96	3.2
	TL	$5.88	$5.87	0.2

Revenue/shipment (2)	LTL	$175.55	$175.71	(0.1)
	TL	$823.86	$821.46	0.3

Pounds/shipment	LTL	1,137	1,174	(3.2)
	TL	14,003	13,993	0.1

Length of Haul		775	763	1.6

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.